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(INDUSTRIAL DISTRIBUTION GROUP LOGO)


                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                         RELEASE NO. 04-003


INDUSTRIAL DISTRIBUTION GROUP, INC.         For Additional Information, Contact:
(NYSE:  IDG)                                                      Jack P. Healey
                                                       Senior Vice President and
                                                         Chief Financial Officer
                                             Industrial Distribution Group, Inc.
                                                                  (404) 949-2100
                                                                 www.idglink.com


           INDUSTRIAL DISTRIBUTION GROUP REPORTS FIRST QUARTER RESULTS

               EARNINGS PER DILUTED SHARE GROW TO $0.12 FROM $0.03
                      REPORTED FOR THE PRIOR YEAR QUARTER


ATLANTA, GEORGIA, APRIL 29, 2004 - Industrial Distribution Group, Inc. (NYSE:
IDG) today announced operating results for the first quarter ended March 31, 2004.

Industrial Distribution Group, Inc. reported first quarter 2004 revenues of $126.1 million, up 2.5% compared to the $123.1 million reported for the first quarter of 2003. The company reported net income for the quarter ended March 31, 2004 of $1.1 million, or $0.12 per diluted share, compared to net income of $0.3 million, or $0.03 per diluted share, for the first quarter of 2003.

The company's continued success in achieving growing, profitable results is partly attributable to its strategically targeted growth, led by its Flexible Procurement Solutions(TM) (FPS). The company believes its revenue growth trend is evidence that the economic environment for the company's manufacturing customers is improving.

Total FPS revenues, including storeroom management services, were $67.7 million for the first quarter and represent a 7.5% increase over the $63.0 million reported for the first quarter of the prior year. Such FPS revenues were 53.6% of total revenues for the first quarter 2004, compared to 51.1% of total revenues for the comparable period of 2003. The company continues to use its activity-based costing methods in its evaluation of storeroom management profitability, so that it continues to meet profit objectives. This activity supports the company's growth, margin, and net income objectives.


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Since March of 2003, the company has successfully implemented 40 new FPS sites with anticipated annual revenues in excess of $15 million. These sites represented 24 new customers, with 16 additional sites implemented with existing customers. At March 31, 2004, the company had 325 total FPS sites, including 109 full storeroom management sites where the company's employees are located within the customers' facilities and operate the customers' storerooms as outsourced service providers. Manufacturers are increasingly turning to outsourced services as a way to more effectively manage their MROP supply needs and to realize documented cost savings.

 "IDG's ability to increase profits in this environment is a testament to our strategic efforts. It validates our strategy to focus on a more cost efficient services-based business model," said Andrew B. Shearer, IDG's president and chief executive officer. "Our business model has been designed so that as our customers' production levels increase, we are able to leverage our operational efficiencies. Importantly, we believe that this revenue growth supports our view that we correctly positioned the company for stronger growth when the manufacturing sector rebounds," noted Shearer.

The company's initiatives to stem the decline in its General MROP business, while increasing its FPS business, were also successful as the rate of decline slowed. General MROP sales declined by only 2.7%, or $1.7 million, to $58.4 million for the first quarter of 2004 compared with the $60.1 million reported for the March 2003 quarter.

Operating income improved 77.0% to $2.2 million as compared to $1.3 million for the first quarter of 2003. This was a result of the stable SG&A and an increase in gross margins to 22.3% of sales compared to 22.2% of sales in 2003.

The company's management continued its disciplined focus on operating expense management. For the quarter, SG&A expenses decreased slightly to $25.9 million compared to the $26.1 million reported for the comparable quarter of 2003, in spite of additional selling expenses. This result is in large part attributable to the strategic shift in the company's focus to its services business. FPS, including storeroom management services, requires significantly less infrastructure to support than IDG's general MROP business, which enables the company to have a more lean operating profile and to increase operating income through reductions in personnel related administrative expenses.

"The first quarter was successful for IDG and that serves to further energize us. With our FPS services at the forefront, we are excited to offer manufacturers new ways to achieve documented cost savings, a differentiator that positions IDG for future growth, especially if the strengthening economy continues to include the manufacturing sector," concluded Shearer.

About IDG

Industrial Distribution Group, Inc. (NYSE: IDG) is a nationwide products and services company that creates a competitive advantage for customers. The company provides outsourced maintenance, repair, operating, and production ("MROP") procurement, management, and application expertise. IDG also provides an array of value-added services and other arrangements, such as Flexible Procurement Solutions(TM) (FPS). These solutions emphasize and utilize IDG's specialized knowledge in product applications and process improvements to deliver documented cost savings for customers. In addition, IDG distributes a full line of MROP products, specializing in cutting tools, abrasives, hand and power tools, coolants, lubricants, adhesives and machine tools, and can supply virtually any other MROP product that its customers may require.


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IDG has four operating divisions organized into regional responsibility areas.
IDG serves over 20,000 active customers representing a diverse group of large and mid-sized national and international corporations including General Electric Company, Borg-Warner Inc., Ford Motor Company, Duracell Corporation, and The Boeing Company. The company currently has a presence in 43 of the top 75 manufacturing markets in the United States.

Flexible Procurement Solutions(TM)

IDG's Flexible Procurement Solutions(TM) (FPS) offer customers an answer for the entire supply chain management process for MROP materials. IDG recognizes that managing MROP materials is a costly, time-consuming function for the industrial marketplace. FPS services merge state-of-the-art technology with the expertise of IDG personnel to deliver supply chain management services. In a fully integrated supply relationship, IDG associates work directly on-site at a customer's location to provide documented cost savings from product application innovations, continuous process improvements, more effective management of inventory, and many other areas, all focused on reducing customer costs. Best of all, these cost savings are quantified and documented and most go directly to the customer's bottom line.

In addition to the historical information contained herein, certain matters set forth in this news release are forward-looking statements, including but not limited to statements relating to expected operating results. Industrial Distribution Group, Inc. warns that caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of known and unknown risks, uncertainties, and other factors including heightened national security risks including acts of terrorism and potential for war, that may cause actual results, performance, or achievements of Industrial Distribution Group, Inc. to differ materially from any such statements, including the risks and uncertainties discussed in the company's Forms 10-K, 10-Q, and 8-K filed or provided by the Company under the caption "Certain Factors Affecting Forward Looking Statements," which discussion is incorporated herein by reference.


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                       INDUSTRIAL DISTRIBUTION GROUP, INC.
                              Results of Operations
                        (in thousands, except share data)
                                   (unaudited)



                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                                    2004              2003
                                                ------------      ------------
Net Sales                                       $    126,141      $    123,077
Cost of Sales                                         97,999            95,760
                                                ------------      ------------
   Gross Profit                                       28,142            27,317
Selling, General & Administrative Expenses            25,928            26,066
                                                ------------      ------------
   Income from Operations                             2,214             1,251
Interest Expense                                         404               763
Interest Income                                          (15)               (6)
Other (Income) Expense                                   (24)                2
                                                ------------      ------------
Income Before Income Taxes                             1,849               492
Provision for Income Taxes                               708               232
                                                ------------      ------------

Net Earnings                                    $      1,141      $        260
                                                ============      ============

Basic and Diluted earnings per common share     $       0.12      $       0.03
                                                ============      ============

Basic weighted average shares outstanding          9,260,113         8,902,620
                                                ============      ============
Diluted weighted average shares outstanding        9,576,756         9,062,062
                                                ============      ============


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                       INDUSTRIAL DISTRIBUTION GROUP, INC.
                            Condensed Balance Sheets
                                 (in thousands)


ASSETS                                         MARCH 31, 2004     DECEMBER 31, 2003
                                                (unaudited)
Total Current Assets                           $       134,697     $       124,072
Property and Equipment, net                              6,838               7,006
Intangible and Other Assets, net                         2,197               2,067
                                               ---------------     ---------------
TOTAL ASSETS                                   $       143,732     $       133,145
                                               ===============     ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Total Current Liabilities                      $        54,834     $        49,014
Long-Term Debt                                          30,049              26,348
Other Long-Term Liabilities                                985               1,190
                                               ---------------     ---------------
Total Liabilities                                       85,868              76,552

Total Stockholders' Equity                              57,864              56,593
                                               ---------------     ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                               $       143,732     $       133,145
                                               ===============     ===============